EXHIBIT 10.24

THIS AGREEMENT is made this 11th day of November 2002.

BETWEEN:

AVENUE ENERGY INC. a Delaware corporation , of 15303 Ventura Boulevard, 9th Floor, Sherman Oaks, California (COMPANY);

AND

DORMLEY PTY LTD (ACN 009 159 728) of Level 12, 1 William Street, Perth, Western Australia (CONSULTANT);

AND

JACOB JAN KORNELIS POLL of 45 Philip Road, Dalkeith, Western Australia (NOMINATED EXECUTIVE).

RECITALS:

A. The Company, the Consultant and the Nominated Executive have concurrently with this Agreement entered into the SPA.

B. It is a condition precedent to the SPA that the Company, the Consultant and the Nominated Executive enter into a consultancy agreement. C. The Company wishes to confirm the appointment of the Consultant as a part-time consultant to the Company.

D. The Company wishes to confirm the appointment of the Nominated Executive, as its Director of Exploration.

E. The Consultant has agreed to be appointed by the Company pursuant to the terms and conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

A.       1.1 DEFINITIONS

         In this Agreement, unless the context or subject matter otherwise requires the following terms shall have the following meanings:

         AGREEMENT means the agreement constituted by this document and includes the recitals.

         ANNIVERSARY DATE means each date during the Term which occurs on an anniversary of the commencement of the Term.

         BOARD means the Board of Directors of the Company.

         BUSINESS means the business of the Company.

         CAUSE means, except as otherwise contemplated by Clauses 3.1(a), 3.1(b) or 3.1(d) below, the involuntary termination of the Agreement by the Company by reason of:

                  i. the material breach by Consultant or Nominated Executive of the terms and conditions of this Agreement;

                  ii. the willful or habitual failure by Consultant or Nominated Executive to perform requested duties commensurate with their duties pursuant to the terms of this Agreement; or
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                  III.     the willful engaging by Consultant or the Nominated
                           Executive in misconduct materially injurious to the Company.

                  iv.      is convicted of any major criminal offence.



         CONFIDENTIAL INFORMATION has the meaning given in clause 0.

         DOCUMENTS includes but is not limited to software (including source code and object code versions), manuals, diagrams, graphs, charts, projections, specifications, estimates, records, concepts, documents, accounts, plans, formulae, designs, methods, techniques, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

         ENGAGEMENT means the engagement of the Consultant under this Agreement to perform the Services, as defined below.

         GST means the tax imposed by the A New Tax System (Goods and Services Tax Imposition - General) Act 1999.

         GST ACT means the A New Tax System (Goods and Services Tax) Act 1999.

         GST SUPPLY means a supply as defined in and which is subject to liability for GST under the GST Act.

         MORAL RIGHTS means the right of integrity (that is, the right not to have a work subjected to derogatory treatment), the right of attribution of authorship, and the right not to have authorship of a work falsely attributed, granted to authors under the Copyright Act 1968 (Cth) or otherwise. RELATED BODY CORPORATE has the meaning given in the Corporations Act.

         SPA means the Share Purchase Agreement and put option agreement between the Company, the Consultant and the Nominated Executive dated November __, 2002.

         SERVICES means the duties of the Consultant and the Nominated Executive as described in Clauses 4.1 and 4.2 below.

         TAX INVOICE means a tax invoice as defined in the GST Act or any document allowing claim to an input tax credit under the GST Act.

         TERM means the term of this Agreement set out in clause 3.

         WORKS means any and all materials (whether or not in electronic or other form) including, without limitation, literary works, dramatic works, musical works, artistic works, cinematographic films, sound recordings, television or sound broadcasts, computer software, and a compilation of any of the aforementioned, prepared, compiled, developed or commissioned in the performance of this Agreement, whether or not in existence at the commencement of the Term.


1.2      INTERPRETATION

         In this Agreement unless the context otherwise requires:

                  (a) headings are for convenience only and do not affect its interpretation;

                  (b) an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;
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                  (c)      the expression PERSON includes an individual, the
                           estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

                  (d) a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

                  (e) a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

                  (f) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

                  (g) words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

                  (h) reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

                  (i) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

                  (j)      a reference to $ or DOLLAR is to Australian currency.

2        ENGAGEMENT

2.1      ENGAGEMENT

         The Company engages the Consultant to perform the Services upon the terms of this Agreement and the Consultant accepts that engagement.

         2.1 (a) The Consultant shall, during the Term hereof, while performing Services pursuant to the Engagement, shall at all times be, act, function and perform all services and responsibilities as an independent contractor. It is further mutually understood and agreed that no work, act, commission or omission of any act by the Consultant, Nominated Executive or the Company pursuant to the terms of this Agreement shall be construed to make or render the Consultant or the Nominated Executive an employee of the Company. The Consultant shall and shall cause the Nominated Executive to be fully responsible for their own debts and obligations.

         2.1 (b) The Nominated Executive shall report to and be supervised by the Board of Directors of the Company (the "Board").

         2.1 (c) The Consultant covenants and agrees to make all required "Governmental Payments" as hereinafter defined, in a timely manner which arise out of or which may become due as a result of the Consultant's and/or the Nominated Executive rendering the Services under this Agreement. For the purposes of this Agreement "Governmental Payments" shall be defined as any and all payments required to be made on behalf of either the Consultant and/or the Nominated Executive to a Federal, state or local taxing authority or governmental agency arising out of or resulting from this Agreement or the rendering of the Services hereunder, including but not limited to withholding for any payroll taxes, superannuation, workers compensation, or other state or Federal taxes.2.1 (d) The Consultant further acknowledges and agrees that the foregoing covenants, representations and warranties will be relied upon by the Company for the purpose of determining whether or not it is necessary for the Company to make Governmental Payments and the Consultant agrees that if any Governmental Payments are not made, and if thereafter it is determined that such Governmental Payments were legally required by the Company, the Consultant shall indemnify, defend and hold the Company, and each of the Company's officers, shareholders, directors, members, and other representatives, harmless from and against any and all claims, liabilities, judgments, lawsuits, damages, costs and expenses with respect to such unpaid Governmental Payments, including, but not limited to, any penalties, interest and reasonable legal fees and costs in the defence and disposition of any such matter relating thereto.

         2.1 (e) Consultant and Nominated Executive shall not have any authority to enter into any agreement, understanding commitment or otherwise to bind the Corporation in any way to any third party without the Company's expressed prior authorization.


2.2      NON-EXCLUSIVITY

                  (a) Subject to the prior approval of the Company, the Consultant and the Nominated Executive shall during the Term be free to provide the services set out in this Agreement to any other person or entity from time to time unless it is to an entity or person which is engaged in direct competition with the Company or would interfere with the Consultant's obligations to the Company.

                  (b) Subject to Clause 4, and subject to the full prior disclosure to and consent from the Board, the Consultant shall not be limited in reviewing, negotiating and finalising other transactions in which the Consultant, a related body corporate of the Consultant or the Nominated Executive may have a direct or indirect interest.

2.3      NOMINEE

         The Consultant covenants that the Nominated Executive will be the person who will perform the services set out in this Agreement on behalf of the Consultant during the Term and shall carry the title as the Company's Director of Exploration, or such other title as the parties shall agree.

3.       TERM

3.1      INITIAL TERM

         The term of this Agreement shall commence as of 15 October 2002 and, unless earlier terminated as herein provided, shall continue for a period of two years from the date hereof. This Agreement shall be terminated prior to the expiration of two years from the date hereof only in the event of the occurrence of any one of the following circumstances:

                  (a) The death of the Nominated Executive; or in the event that he is of unsound mind or under the control of any committee or officer under any law relating to mental health, in which case the Company shall automatically terminate this Agreement and pay Consultant three months Fees as described in Clause
                           5.1 below in lieu thereof.

                  (b)      The Company terminates this Agreement for Cause; or

                  (c) The Company's Board deems that it has or will cease engaging in or operating oil and gas activities, in which case the Company may elect to terminate this Agreement and pay Consultant six months Fees as described in Clause 5.1 below in lieu thereof.

                  (d) The Company at its discretion for any reason, elects to pay Consultant 12 months Fees as described in Clause 5.1 below in lieu thereof. For the purposes of this Agreement, the "Term" hereof shall be the period from the date hereof through the expiration of the Term or such other shorter period in the event the Agreement is terminated sooner pursuant to Clauses 3.1(a) through 3.1(d) above.

         Extension of Term by Company

         The parties may mutually agree to extend the Term upon such terms and conditions as may be agreed between the parties.

4.       DUTIES

4.1      GENERAL DUTIES

         The Consultant will:

                  (a) act with professional skill as a Consultant to the Company with a view to promoting, advancing and improving the Business;

                  (b) subject only to the policies and directions of the Board, act on its own responsibilities and initiative and exercise all professional judgment as to the manner in which the services shall be performed;

                  (c) make regular reports at intervals or on occasions as the Board or any nominee of the Board may request and settle, from time to time, the terms of any announcements that the Company is required to make to any relevant stock exchange or governmental body in respect of its activities;

                  (d) perform the services for any related body corporate of the Company as the Board may from time to time reasonably require;

                  (e) procure that the Nominated Executive will devote sufficient of his time and attention to the Business to ensure its promotion to the best of his and the Consultant's ability; and to the satisfaction of the Board; and

                  (f) cause the Nominated Executive to comply with Clause 4.1(a) in his performance of the Consultant's duties and exercise those powers as the Board may from time to time assign to it.

4.2      SPECIFIED DUTIES

         The specific duties of the Consultant include:

                  (a) administer the Company's acreage portfolio to ensure performance of any joint venture requirements of the Company (including technical and operating committee obligations);

                  (b) assist the Board with presentations regarding the Company's acreage portfolio;

                  (c) sourcing and pursuing oil related opportunities for the Company and, with the Company's consent, entering into oil related agreements on behalf of the Company;

                  (d) formulating strategies to promote and improve the performance of the Company; and

                  (e) seeking to develop new opportunities and expand the Company's current activities and market share.
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4.3      CONSULTANT NOT TO ACCEPT INDUCEMENTS

         The Consultant will not accept any payment or other benefit in money or in kind from any person as an inducement or reward for any act or omission or information or documents in connection with any matter or business transacted by or on behalf of the Company or its related bodies corporate.

4.4      DISCHARGE OF DUTIES

         The Consultant shall discharge its duties and the Services as and when it is required for the Term (unless terminated in accordance with Clause 3). The Consultant covenants that it will provide its services on a part-time basis for a minimum of 10 days per month. One day shall mean a minimum of 8 hours or two days of 4 hours each. Though in any event, Consultant endeavour to be available to render the Services on an at call basis.

4.5      REVIEW

         The performance of the Consultant in the provision of the Services under this Agreement shall be reviewed by the Board at regular intervals as the Board may determine.

4.6      REPORTING OBLIGATIONS

         The Consultant shall be directly responsible to the Board of the Company, and will report all of its activities to them.

5.       REMUNERATION

5.1      CONSULTANT TO RECEIVE FEE

         The Company will pay to the Consultant for the Services a gross consulting fee of US$6,800 per month (FEE). The Fee will be reviewed from time to time by the Company in accordance with the policy of the Company for review of fees and salaries. At the Company's sole discretion, the Fee may be increased (but will not be decreased, subject to the terms of this Agreement) (REVIEW).

5.1 (a) Except as expressly set forth in Clause 5.1 or elsewhere in this Agreement, consultant shall not be entitled to receive any other compensation or benefits from the Company as a result of the performance of Consultant's the Services hereunder, including but not limited to participation in the Company's life, health and disability insurance plans, profit sharing, or bonus plans or any other plans or programs currently or which in the future may become available to the Company's officers or employees, in such capacities. Neither Consultant nor Nominated Executive shall be entitled to vacation, severance, sick-pay, holiday or other benefits from the Company.


5.2      FEE PAYABLE MONTHLY

         The Consultant's entitlement to the Fee accrues daily and is payable in arrears on the 15th of every month or as otherwise agreed.

5.3      PERFORMANCE BASED BONUSES

         In addition to the Review, the Company may, at its sole discretion at any time during the Term, pay to the Consultant a performance-based bonus over and above the Fee (PERFORMANCE BASED BONUS). In determining the extent of any Performance Based Bonus, the Company shall take into consideration the key performance indicators of the Consultant and the Company, as the Company may set from time to time, and any other matter that it deems appropriate.

5.4      PLACE OF SERVICE

         The Company shall provide for the use of the Consultant and the Nominated Executive any office, secretarial assistance, facilities, working conditions and other amenities that the Company currently has or may in the future have available at its disposal for the Consultant to utilise in the performance of its duties in accordance with this Agreement.

5.5      TRAVEL

         The Consultant acknowledges that as part of the conditions of its consultancy, the Nominated Executive may be required (even at short notice) to travel in the course of the Engagement and the Nominated Executive agrees to undertake this travel on behalf of the Company.

6.       EXPENSES

6.1      REIMBURSEMENT OF CONSULTANT'S TRAVEL EXPENSES

         Subject to the Company's prior approval and upon provision of all documentary evidence reasonably required by the Company, the Company will reimburse the Consultant for all approved travelling intra/interstate or overseas (travelling business class or as otherwise agreed), including accommodation.

6.2      OFFICE EXPENSES

         The Company agrees to provide the Consultant with US$1,000 per month as reimbursement for office related expenses (the EXPENSE PAYMENT), such payment to be made in arrears at the same time as payment of the Fee (as set out in clause 5.2). It is acknowledged that the amount of US$1,000 constitutes a reasonable reimbursement of the Consultant's office related monthly expenses which include, but not limited to telephone/facsimile/mobile telephone costs e-mail , computer services and software update expenses , postage/courier expenses , presentation material/printing expenses , secretarial expenses , car and parking , publications and subscriptions and entertaining.

7.       ACKNOWLEDGMENTS

         The Consultant and the Nominated Executive acknowledge that:

                  (a) all trade and business secrets, and other information and Documents which are not generally known or available or not already known or available to the Consultant and/or the Nominated Executive at the time of disclosure (other than through the Company's disclosure and without breach of this clause 0) but which relate to the affairs or business of the Company and its related bodies corporate or any person with whom the Consultant and/or the Nominated Executive come into contact as a result of this Agreement, or which come into the Consultant's and/or the Nominated Executive's possession in the course and by reason of the Engagement, whether or not the same were originally supplied by the Company or its related bodies corporate, are confidential (CONFIDENTIAL INFORMATION);

                  (b) the Confidential Information has been and will be acquired by the Company or its related bodies corporate at the Company's or its related body corporate's initiative and expense; and

                  (c) the Company and its related bodies corporate have spent and will spend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information. Accordingly, it is reasonable that the Consultant should enter into the representations and warranties contained in this Agreement.

8.       CONFIDENTIALITY

8.1      SECRECY OF CONFIDENTIAL INFORMATION

         The Consultant and the Nominated Executive agree that the Confidential Information is at all times to be treated as secret and undertake to maintain and take all steps necessary to maintain the Confidential Information in strictest confidence.

8.       2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         The Consultant and the Nominated Executive represent and warrant that they will not, either during the Engagement or at any time afterwards except in the proper course of the Consultant's and the Nominated Executive's duties under this Agreement or as required by law or by the Company, use or disclose to any person any Confidential Information, and the Consultant and the Nominated Executive will use their best endeavours to prevent the unauthorised use or disclosure of Confidential Information by third parties. 8.3 DISCLOSURE TO THIRD PARTIES

         The Consultant and Nominated Executive agree that they will require any third party who has been given access or shall be given access to the Confidential Information to maintain that information in the strictest confidence and to procure that they enter into confidentiality agreements with the Company on terms satisfactory to the Company in its reasonable discretion.

9.       TERMINATION

9.1      GROUNDS FOR TERMINATION BY THE COMPANY

         The Company may at its sole discretion terminate this Agreement at any time for Cause effective immediately and without payment of any Fee other than Fees accrued to the date of termination.

         The Company may at its sole discretion terminate this Agreement at any time, as provided in Clauses 3.1 (a), (c) and (d).

         Furthermore, the Company may at its sole discretion terminate the Engagement in the manner specified in clause 0:

                  (a) if at any time the Consultant is or goes into liquidation or administration or receivership or makes a composition or arrangement with creditors generally or takes advantage of any statute for the relief of insolvent debtors; or

                  (b)      if at any time the Consultant or the Nominated
                           Executive:

                           (i) is incapacitated by illness or injury of any kind which prevents the Nominated Executive from performing his duties under this Agreement for a period of three consecutive months or any periods aggregating three months in any period of 12 months during the term of the Engagement;

                           (ii) is incapacitated by a serious illness or injury of any kind which would conceivably prevent the Nominated Executive from performing his duties under this Agreement for over two consecutive months.

                           (iii)

                           (iv) in the reasonable opinion of the Board, is absent in, or demonstrates incompetence with regard to the performance of his duties under this Agreement, or is neglectful of his duties under this Agreement or otherwise does not perform his duties under this Agreement in a satisfactory manner, provided that the Nominated Executive:

                  a. has been counselled on at least three separate occasions of the specific matters complained of by the Board; and

                  b. after each such occasion has been provided with a reasonable opportunity of at least 14 days to remedy the specific matters complained of by the Board;

9.2      COMPANY TO GIVE NOTICE

         Where the Company decides to terminate the Engagement for a reason specified in clause 0, it may do so in the following manner:

                  a. for any reason specified in clause 9.1 (b) (i)(ii), by giving three month's written notice or by making a payment of three month's Fee in lieu thereof; or

                  b. for any reason specified in clause 9.1 (a) or 9.1 b(iv), , by giving one month's written notice or by making a payment of one month's Fee in lieu thereof

9.3      GROUNDS FOR TERMINATION BY THE CONSULTANT

         The Consultant may at its sole discretion terminate this Agreement immediately by written notice to the Company if at any time the Company commits any serious or persistent breach of any of the provisions contained in this Agreement and the breach is not remedied within 30 days of receipt of written notice from the Consultant to the Company to do so.

9.4      TERMINATION BY THE CONSULTANT

         The Consultant may terminate the Engagement by giving the Company 12 months written notice.

9.5      CONSULTANT TO REPAY AMOUNTS OWING

         Subject to any agreement to the contrary, on termination of the Engagement the Consultant will pay or repay to the Company or its related body corporate all sums which the Consultant then owes the Company and its related body corporate, whether those sums are then due to be paid or not.

9.6      NOT TO PREJUDICE RIGHTS

         Termination of the Engagement will not prejudice any rights or remedies already accrued to either party under, or in respect of any breach of, thus Agreement.

10.      CONSEQUENCES OF TERMINATION

10.1     DELIVER UP ALL PROPERTY

         On termination of the Engagement, however occurring, the Consultant will immediately:

                  a. deliver up to the Company all property belonging to the Company or any of its related bodies corporate which is in its or the Nominated Executive's possession, including without limiting the foregoing, the Company's Documents; and

                  b. destroy, deliver up to the Company (and not retain any copy whatsoever) all electronically stored information which is the property of the Company.

10.2     RESIGN OFFICES

         On termination of the Engagement, however occurring, the Consultant and the Nominated Executive, at the request of the Board, will resign without claim for compensation from any office (including that of director) held by it in the Company or in any related body corporate of the Company. If the Consultant fails to do so, the Company is irrevocably authorised to appoint another person in its name and on its behalf to execute all documents and to do all things requisite to give effect thereto.

10.3     NO REPRESENTATIONS

         After termination of the Engagement, however occurring, the Consultant and the Nominated Executive will not represent themselves as being in any way connected with or interested in the business of the Company or any of its related bodies corporate.

11.      DISPUTE RESOLUTION

11.1     NOTICE OF DISPUTE

         If a dispute arises in connection with this Agreement, a party to the dispute may give to the other party to the dispute notice specifying the dispute and requiring its resolution under this clause.

11.2     MEDIATION

         If the dispute is not resolved within 7 days after the notice of dispute is given to the other party (NOTICE PERIOD), the dispute is by this clause submitted to mediation.

11.3     APPOINTMENT OF MEDIATOR

         If the parties have not agreed upon the mediator and the mediator's remuneration within 7 days after the Notice Period:

                  a.       the mediator is the person appointed by; and

                  b. the remuneration of the mediator is the amount or rate determined by,

         the President of the Western Australian Law Society or the President's nominee, acting on the request of either party to the dispute.

11.4     COURT PROCEEDINGS

         If the dispute is not resolved within 28 days after the appointment of the mediator, any party may then, but not earlier, commence proceedings in any court of competent jurisdiction.

11.5     INJUNCTIVE RELIEF

         This clause does not prevent either party from obtaining any injunctive, declaratory or other interlocutory relief from a court, which may be urgently required.

12. DELEGATION AND ASSIGNMENT This Agreement is personal to the parties and:

                  a. the Consultant will not delegate the performance of the duties set out in this Agreement to any employee or agent of the Company without the prior written consent of the Board or any nominee of the Board (other than the Nominated Executive); and

                  b. this Agreement will not be assigned by either party without the prior written consent of the other party.

13.      SEVERANCE

         If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

14.      VARIATION

         No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

15.      NO WAIVER

         Failure or omission by the Company at any time to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision in any way, or the right of the Company to avail itself of the remedies it may have in respect of any breach of a provision.

16.      NOTICES

16.1     REQUIREMENTS FOR NOTICE

         Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 0, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 0.

16.2     ADDRESS OF PARTIES

         The initial address of the Parties shall be as follows:

         In the case of the Company:

         (15303 Ventura Boulevard, 9th Floor
         Sherman Oaks, California 91403
         Facsimile:    00 111 8181-380-3021
         Attention:    Jonathan Herzog
         In the case of the Consultant and the Nominated Executive:

         45 Philip Road
         DALKEITH  WA  6009
         Facsimile:    INT + (618) 9386 2053
         Attention:    Mr Jaap Poll

16.3     CHANGE OF ADDRESS

         Each Party may from time to time change its address by giving notice pursuant to clause 16.1 to the other Parties.

16.4     RECEIPT OF NOTICE

         Any notice given pursuant to clause 16.1 will be conclusively deemed to have been received:

                  a. in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (Perth time) on a Business Day or on the next following Business Day if delivered after 5 pm (Perth time) on a Business Day or on other than a Business Day;

                  b. if sent by mail, on the second clear Business Day after the day of posting; or

                  c. if sent by facsimile, on the day the facsimile was sent by clear transmission.

17.      FURTHER ASSURANCE

         Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

18.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Victoria and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Victoria and the courts which hear appeals therefrom.

19.      COUNTERPARTS

         This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

20.      ENTIRE AGREEMENT

         This Deed shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

21.      TIME

         Time shall be of the essence in this Agreement in all respects.

22.      COSTS

22.1     STAMP DUTY

         All stamp duty assessed on or in respect of this Agreement shall be paid by the Company.

22.2     LEGAL COSTS

         Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

EXECUTED by the Parties as an Agreement.
EXECUTED by                                   )
AVENUE ENERGY , INC.                          )
in accordance with the law of its             )
place of incorporation                        )
and its constituent documents:                )

/s/ Yam-Hin Tan
---------------------------------------------
Director
/s/ Jonathan Herzog
---------------------------------------------
Director / Secretary


EXECUTED by                                   )
DORMLEY PTY LTD                               )
ACN 009 159 728                               )
in accordance with the Corporations Act:      )

/s/ Jacob Jan Kornelis Poll
---------------------------------------------
Director

/s/ V M Poll
---------------------------------------------
Director/ Secretary

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SIGNED by                                     )
JACOB JAN KORNELIS POLL                       )    /s/ Jacob Jan Kornelis Poll
in the presence of:                           )    (Signature)


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Signature of Witness

           (Illegible)
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Full Name of Witness
(BLOCK LETTERS)

               (Illegible)
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Address:

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Occupation: